Exhibit 10

DEMAND MASTER PROMISSORY NOTE

$40,000,000	August 18, 2005

FOR VALUE RECEIVED, the undersigned, NAUTILUS, INC., a Washington corporation (“Borrower”), promises to pay to the order of KEYBANK NATIONAL ASSOCIATION (“Lender”) at its main office at 127 Public Square, Cleveland, Ohio 44114, the principal sum of FORTY MILLION DOLLARS ($40,000,000) or the aggregate unpaid principal amount of all Advances made by Lender to Borrower hereunder, whichever is less, in lawful money of the United States of America, on the earlier of DEMAND or the Maturity Date.

Advances may be requested hereunder as Base Rate Advances or Eurodollar Advances. Borrower promises to pay interest (based on a year having three hundred sixty (360) days and calculated for the actual number of days elapsed) on the principal balance of each Advance at a variable rate per annum equal to the Interest Rate applicable to such Advance, with such interest to be due and payable (a) with respect to any Base Rate Advance, on the first day of each calendar month, commencing September 1, 2005, and on the Maturity Date, and (b) with respect to any Eurodollar Advance, on the last day of the Interest Period applicable to such Advance. The principal balance of each Advance that remains outstanding after the Maturity Date applicable thereto shall bear interest at a rate per annum equal to the Default Rate. Any Base Rate Advance may be prepaid at any time. No Eurodollar Advance may be prepaid prior to the last day of the Interest Period applicable thereto; provided that each Advance must be paid upon the Maturity Date and any prepayment of a Eurodollar Advance resulting therefrom shall be subject to the reimbursement provisions set forth below.

This Note shall serve as a master note to evidence all Advances; provided, however, that the aggregate unpaid principal amount of all Advances shall not at any time outstanding exceed the Line of Credit. Borrower shall make an immediate prepayment on this Note in the event that the aggregate unpaid principal amount of all Advances shall at any time exceed the Line of Credit and such prepayment shall be subject to the reimbursement provisions set forth below. Lender shall record (a) the principal amount of each Advance, the Interest Rate applicable thereto and the Interest Period, if any, and (b) the amount of any principal, interest or other payment and the applicable dates with respect thereto, by such method as Lender may generally employ; provided that failure to make any such entry shall in no way detract from Borrower’s obligations under this Note. The aforesaid information with respect to the Advances set forth on the records of Lender shall be rebuttably presumptive evidence of the principal and interest owing and unpaid on this Note. Borrower shall provide notice to Lender of a requested Eurodollar Advance no fewer than two Business Days (before 11:00 A.M. Eastern time) prior to the proposed date of borrowing. Borrower may request same day borrowings with respect to Base Rate Advances provided that the request for such Advance is made before 1:00 P.M. Eastern time. Whenever any payment to be made under this Note shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in each case be included in the computation of the interest payable hereunder; provided, however, that, with respect to any Eurodollar Advance, if the next succeeding Business Day falls in the succeeding calendar month, such payment shall be made on the preceding Business Day and the relevant Interest Period shall be adjusted accordingly. Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with delivery, acceptance, performance, default or enforcement of this Note.

If any Eurodollar Advance becomes due and payable or is prepaid prior to the Maturity Date applicable thereto, Borrower promises to reimburse Lender on demand for any resulting loss, cost or expense incurred by Lender as a result thereof, including, without limitation, any loss incurred in obtaining, liquidating or employing deposits from third parties (including loss of margin for the period after any such payment). If, because of the introduction of or any change in, or because of any judicial, administrative or other governmental interpretation of any law or regulation, there shall be any increase in the cost to Lender of making, funding, maintaining or allocating capital to any Eurodollar Advance, then Borrower shall, from time to time upon demand by Lender, pay to Lender additional amounts sufficient to compensate Lender for such increased cost. If, because of the introduction of or any change in, or because of any judicial, administrative or other governmental interpretation of, any law or regulation, it becomes unlawful for Lender to make, fund or maintain any Eurodollar Advance, then Lender’s obligation to make, fund or maintain such Eurodollar Advance shall terminate and such Eurodollar Advance shall be converted to a Base Rate Advance on the earlier of (a) the last day of the Interest Period applicable thereto, or (b) the date the making, funding or maintaining of such Eurodollar Advance becomes unlawful.

Borrower agrees to provide to Lender within three days of Lender’s written request, such information about the financial condition, properties and operations of Borrower as Lender may from time to time reasonably request.

Borrower agrees to pay on demand all costs and expenses of Lender, including, but not limited to, reasonable attorneys’ fees and expenses in connection with the collection of the Obligations incurred under this Note.

Borrower agrees to defend, indemnify and hold harmless Lender from and against any and all liabilities, damages, penalties, actions, judgments, suits, costs or expenses (including attorneys’ fees) that may be imposed on, incurred by or asserted against Lender in connection with any investigative, administrative or judicial proceeding (whether or not Lender shall be designated a party thereto) or any other claim by any Person relating to or arising out of this Note, the Line of Credit, Borrower or any Advance; provided that Lender shall not have the right to be indemnified under this paragraph as a result of Lender’s gross negligence or willful misconduct.

Upon the occurrence of an Event of Default and at all times thereafter, at the option of Lender (but automatically with respect to Events of Default (e) through (h)), all Obligations shall become immediately due and payable, Lender may terminate the Line of Credit and no further Advance may be requested by Borrower. In addition, Lender may apply or setoff any Deposit Account against all Obligations, all without any notice to or demand upon Borrower, in addition to any other rights and remedies Lender may have pursuant to law, this Note and any other instruments or agreements, which rights and remedies shall be cumulative; provided, however, that, notwithstanding anything herein to the contrary, with respect to Events of Default (b) through (d), Lender agrees to (i) give Borrower written notice of the conduct or actions alleged to constitute any such Event of Default five Business Days prior to taking any of the actions identified in this paragraph, and (ii) give Borrower five Business Days to fully correct such Event of Default after the giving of a written notice pursuant to subpart (i) hereof.

This Note shall bind Borrower and Borrower’s successors and assigns and shall inure to the benefit of Lender and its successors and assigns. Borrower may not assign or otherwise transfer any of its rights under this Note without the express written consent of Lender. All provisions hereof shall be subject to, governed by, and construed in accordance with Ohio law, without regard to principles of conflicts of laws. Unenforceability of any provision hereof or any application of any provision hereof shall not affect the enforceability of any other provision or application of any provision. This Note constitutes a final written expression of all of the terms of this instrument, is a complete and exclusive statement of those terms and supersedes all oral representations, negotiations and prior writings, if any, with respect to the subject matter hereof. The relationship between Borrower and Lender with respect to this Note is and shall be solely that of debtor and creditor, respectively, and Lender shall have no fiduciary obligation toward Borrower with respect to this Note or the transactions contemplated hereby. Any amendment or waiver hereof or any waiver of any right or remedy otherwise available must be in writing and signed by the party against whom enforcement of the amendment or waiver is sought.

For the purposes of this Note, the following terms shall have the following meanings:

“Advances” means, collectively, all loan advances made by Lender to Borrower, at the sole discretion and option of Lender, Borrower acknowledging that the Line of Credit relating to this Note is purely discretionary and Lender may, without prior notice to Borrower, refuse to honor any request by Borrower for borrowing hereunder; “Advance” means any of the Advances.

“Base Rate” means a rate per annum equal to the greater of (a) the Prime Rate or (b) one-half of one percent (.50%) in excess of the Federal Funds Effective Rate. Any change in the Base Rate shall be effective immediately from and after such change in the Base Rate.

“Base Rate Advance” means an Advance that bears interest determined with reference to the Base Rate.

“Business Day” means (a) if the applicable Business Day relates to a Base Rate Advance, any day that is not a Saturday, Sunday or other day on which national banks are authorized or required to close in Cleveland, Ohio, or (b) if the applicable Business Day relates to a Eurodollar Advance, a day of the year on which dealings are carried on in the London interbank eurodollar market.

“Default Rate” means a floating rate per annum equal to three percent (3%) in excess of the Base Rate from time to time in effect, which rate shall be immediately adjusted to correspond with each change in the Base Rate.

“Deposit Account” means any demand, time, statement, savings, passbook or similar account or balance (including, without limitation, any certificate of deposit) presently or at any time hereafter maintained with Lender at any of its foreign or domestic offices either by Borrower severally or jointly by Borrower and another person or entity.

“Dollar” or the sign $ shall mean lawful money of the United States of America.

“Eurocurrency Liabilities” shall have the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Eurodollar Advance” means an Advance that bears interest determined with reference to the Eurodollar Rate.

“Eurodollar Rate” shall mean, with respect to a Eurodollar Advance, for any Interest Period, a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the nearest 1/16th of 1%) by dividing (a) the rate of interest, determined by Lender in accordance with its usual procedures (which determination shall be conclusive absent manifest error) as of approximately 11:00 A.M. (London time) two Business Days prior to the beginning of such Interest Period pertaining to such Eurodollar Advance, as listed on British Bankers Association Interest Rate LIBOR 01 or 02 as provided by Reuters (or, if for any reason such rate is unavailable from Reuters, from any other similar company or service that provides rate quotations comparable to those currently provided by Reuters) as the rate in the London interbank market for Dollar deposits in immediately available funds with a maturity comparable to such Interest Period, provided that, in the event that such rate quotation is not available for any reason, then the Eurodollar Rate shall be the average (rounded upward to the nearest 1/16th of 1%) of the per annum rates at which deposits in immediately available funds in Dollars for the relevant Interest Period and in the amount of the Eurodollar Advance to be disbursed or to remain outstanding during such Interest Period, as the case may be, are offered to Lender (or an affiliate of Lender, in Lender’s discretion) by prime banks in any Eurodollar market reasonably selected by Lender, determined as of 11:00 A.M. (London time) (or as soon thereafter as practicable), two Business Days prior to the beginning of the relevant Interest Period pertaining to such Eurodollar Advance hereunder; by (b) 1.00 minus the Reserve Percentage.

“Event of Default” means the occurrence of any of the following events: (a) the failure of Borrower to pay any principal or interest hereunder or perform any Obligation when it becomes due and payable; (b) untruthfulness, proved to the satisfaction of Lender, of any statement, representation or certification contained in any financial statement, loan request or other document given by Borrower to Lender in connection with this Note, the Line of Credit or any Advance; (c) any condition or event that Lender determines has or is reasonably likely to have a material adverse effect on the business, prospects, operations or financial condition of Borrower, or on the rights and remedies of Lender under this Note, or the ability of Borrower to perform its obligations hereunder; (d) breach by Borrower of any provision, agreement, representation, warranty or covenant set forth in this Note or in any other instrument, document or agreement evidencing or relating to any Obligation, or in any mortgage deed, assignment, pledge or security agreement given as or evidencing security for any Obligation of Borrower; (e) dissolution, termination of existence, insolvency, business failure or appointment of a receiver of Borrower, or any part of the property of Borrower; (f) assignment for the benefit of creditors by Borrower; (g) failure or inability of Borrower to pay its debts as they come due; (h) the commencement of any proceedings under any bankruptcy or insolvency laws by or against Borrower; or (i) any judgment, attachment, execution, or similar process is rendered, issued, or levied against Borrower, or any material amount of the property of Borrower, and is not fully satisfied, released, vacated, or bonded within thirty (30) days after its rendering, issue or levy.

“Federal Funds Effective Rate” means, for any day, the rate per annum (rounded upward to the nearest one one-hundredth of one percent (1/100 of 1%)) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate” as of the date of the Note.

“Interest Period” means, with respect to any Eurodollar Advance, the period commencing on the date such Advance is made and ending on the last day of such period pursuant to the provisions hereof and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of such period as selected by Borrower pursuant to the provisions hereof. The duration of each Interest Period for any Eurodollar Advance shall be one month. Borrower shall not request that Eurodollar Advances be outstanding for more than three different Interest Periods at any time.

“Interest Rate” means (a) as to any Base Rate Advance, a rate per annum equal to the Base Rate from time to time in effect, and (b) as to any Eurodollar Advance, a rate per annum equal to the sum of the Eurodollar Rate (as determined by Lender) from time to time in effect, plus eighty (80) basis points.

“Line of Credit” means the uncommitted line of credit established by Lender for Borrower pursuant to which Borrower may request Advances as Lender may be willing to grant up to the aggregate principal amount at any time outstanding of Forty Million Dollars ($40,000,000).

“Maturity Date” means the earlier of (a) DEMAND, or (b) October 17, 2005.

“Obligation” means any present or future obligation, indebtedness or liability of Borrower owed to Lender, of whatever kind and however evidenced, together with all extensions, renewals, amendments, restatements and substitutions thereof or therefor (including, without limitation, each Advance evidenced by this Note or pursuant to the Line of Credit).

“Person” means an individual, sole proprietorship, partnership, joint venture, unincorporated organization, corporation, limited liability company, unlimited liability company, institution, trust, estate, government or other political subdivision thereof or any other entity.

“Prime Rate” means that interest rate established from time to time by Lender as Lender’s Prime Rate, whether or not such rate is publicly announced; the Prime Rate may not be the lowest interest rate charged by Lender for commercial or other extensions of credit. Each change in the Prime Rate shall be effective immediately from and after such change.

“Reserve Percentage” shall mean for any day that percentage (expressed as a decimal) that is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) for a member bank of the Federal Reserve System in Cleveland, Ohio, in respect of Eurocurrency Liabilities. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage.

JURY TRIAL WAIVER. BORROWER AND LENDER WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE BETWEEN BORROWER AND LENDER ARISING OUT OF, IN CONNECTION WITH, RELATING TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS NOTE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

Executed as of the date set forth above.

Address:	1400 NE 136th Avenue Vancouver, WA 98684		NAUTILUS, INC.

	Attention:	James Tener	By:	/s/ Gregg Hammann
			Name:	Gregg Hammann
			Title:	Chairman & CEO